Exhibit 99.1

                        Certification of CFO Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 11-K of the AMCORE Financial Security Plan (the "Plan") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John R. Hecht, as Executive Vice President and Chief Financial Officer for AMCORE Financial, Inc. Plan Administrator of the Plan, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



/s/ John R. Hecht
----------------------------
John R. Hecht
Executive Vice President and Chief Financial Officer for
AMCORE Financial, Inc. Plan Administrator
June 27, 2003


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMCORE Financial, Inc. and will be retained by AMCORE Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.